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                                 EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Republic Bancorp, Inc. on Form S-1 of our report dated March 1, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP



Louisville, Kentucky

June 10, 1998